Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Members

GGP/Homart II, L.L.C.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Brookfield Property Partners L.P. of our report dated February 28, 2013, with respect to the consolidated statements of operations and comprehensive income, changes in capital, and cash flows for the year ended December 31, 2012, not included herein.

/s/ KPMG LLP

Chicago, Illinois

March 26, 2015